Exhibit 10.4

MANAGEMENT SERVICES AGREEMENT DIRECTOR

THIS AGREEMENT is made as of May 1, 2007, (the "Effective Date").

BETWEEN:

ELEMENT92 RESOURCES CORP. a company operating pursuant to the laws of the State of Wyoming with a mailing address of 250 H Street, #459 Blaine, WA 98230 (the "Company")

OF THE FIRST PART

AND:

Daniel S. Mckinney with a mailing address of 114 Magnolia Street, Suite 400-115 Bellingham, WA 98225 (the "Director")

OF THE SECOND PART

This management Services Agreement (the "Agreement") is made and entered into effective as of May 1, 2007 (the "Effective Date"), between Element92 Resources Corp. (the "Company") Daniel S. Mckinney (the "Director").

WHEREAS:

A.	The Company is engaged in the business of mining exploration and development

B.	The Company desires to retain Daniel S Mckinney to act as Director and provide his services to the Company as an Director on the terms and subject to the conditions of this Agreement.

A. Daniel S Mckinney has agreed to act as Director to the Company and to provide his services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	"Board" shall mean the Board of Directors of the Company.

(b)	"Cause" shall mean the Director's (i) commission of an act of fraud, theft or embezzlement or other similar willful misconduct; (ii) conviction of (or pleas of nolo contendere with respect to) a felony or other crime involving moral turpitude; (iii) a serious neglect of his material duties or failure to perform his material obligations under this Agreement, or (iv) refusal to follow lawful directives of the Board, provided however, that the Company shall give the Director written notice specifying any actions alleged to constitute Cause under clauses (iii) or (iv), and the Director shall have 30 days from the date of receipt of the Company's written notice in which to cure any such alleged Cause.

(c) "Service Term" shall mean the period beginning on the Effective Date and ending on the close of business on the effective date of the Director's termination of service with the Company.

(d)	"Expiration Date" shall have the meaning ascribed to such term in Section 2.

(e)	"Termination of Service" shall mean the first to occur of the following events:

(i)	the date of death of the Director;

(ii)	the effective date specified in the Company's written notice to the Director of the Company's termination of his service without Cause;

(iii) the effective date specified in the Company's written notice to the Director of the Company's termination of his service for Cause; and (iv) the occurrence of the Expiration Date.

2. SERVICE TERM

The Service Term shall become effective and begin as of the Effective Date, and shall continue until the close of business on the 3rd anniversary of the Effective Date (the "Expiration Date"), unless the Director's services are terminated earlier pursuant to a Termination of Service. The Director will serve the Company subject to the general supervision, advice and direction of the Board and upon the terms and conditions set forth in this Agreement.

3. COMMENCEMENT OF SERVICE

The Company hereby engages the Director and the Director hereby agrees to such service on the terms and conditions described in this Agreement. The Director is being engaged directly by the Company as a Director who will be compensated for the services rendered as herein provided. The Director’s service with the Company will commence on May 1, 2007 (the effective date of this contract).

4. DESCRIPTION OF DUTIES and JOB TITLE

During the term of this Agreement the Director agrees to devote his best efforts to perform all duties as shall be determined by and at the reasonable discretion of the Company's Board of Directors, and is charged with the responsibilities, duties and functions necessary to assist the Company to meet all of its obligations.

The job title is Director and the Director will report to the Board. His main duties will be:

(a) To assist the President to manage the domestic and international operations of the company;

(b) To assist with the supervision and administration of the Company's mining projects worldwide;

(c)	To assist with the supervision and administration of the Company's daily operations:

(d)	Assist the Company to raise capital for general and project purposes;

(e)	To assist the Company in evaluation of potential expansion into other mining areas.

(f)	To help assess joint venture proposals and work with legal professionals;

(g)	to advise the board of directors as to the suitability of properties for possible acquisition;

(h)	To work with geologists, engineers, prospectors and other professionals on present and future Company projects;

(i) to work with various marketing personnel and assist management to develop brochures, literature, news releases, website(s) and other promotional or informational materials and write such materials as required;

(j) to work with, and assist the Company to develop contacts and relationships, in the brokerage community;

(k)	to assist the Company to develop and maintain proper budgets and budgeting controls;

(l)	To assist with the management of the Company’s day-to-day operations.

5. OTHER INTERESTS

Apart from the above, the Director will devote his time, attention and abilities to his duties, and to act in the best interests of the Company at all times. The Director must not, without the Company's written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company's interests or where this may adversely affect the efficient discharge of his duties. However, this does not preclude the Director holding securities in any other company.

6. TRAVEL AND WORKING OVERSEAS

The Director may be required to travel locally or internationally from time to time. This may involve traveling outside normal business hours and at weekends or public holidays should the need arise.

In addition to the compensation provided for under this Section, upon submission of proper vouchers in accordance with the Company's expense reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Director for all normal and reasonable travel and other expenses incurred by the Director during the Service Term in performance of the Director's responsibilities to the Company.

At the request of the Director, the Company may make an advance of travel or expense funds to the Director against an approved budget.

Due to the Director’s travel requirements on behalf of the Company, and subject to the Company’s prior written consent based on its ability to afford the protection herein described, the Company agrees to provide additional Travel Protection as follows:

(a) Medical Emergency Evacuation

In the event of a Medical Emergency as determined by the Director, the Company will provide the necessary funds and other resources for immediate evacuation to a destination specified by the Director;

(b) Security Emergency Evacuation

In the event of Security Emergency as determined by the Director, including, but not limited to civil unrest, terrorist attack, acts of violence or threats to the Director or foreign legal issues, the Company will provide the necessary funds and other resources for immediate evacuation to a destination specified by the Director;

(c) Family Emergency Evacuation

In the event of an emergency, as determined by the Director, affecting the Director’s immediate family including the spouse or child of the Director, parent or sibling, the Company will provide the necessary funds and other resources for immediate evacuation to a destination specified by the Director;

(d) Personal Damage or Financial Emergency Evacuation

In the event of an emergency causing or likely to cause financial damage in excess of $10,000 to the Director and as determined by the Director, the Company will provide the necessary funds and other resources for immediate evacuation to a destination specified by the Director;

7. COMPENSATION

In exchange for current and future services provided or to be provided by the Director, the Company shall issue to the consultant, 200,000 common shares of the Company at a deemed price of $0.10 per share. The shares of Common Stock to be issued to the Consultant, shall be “restricted securities” as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (hereinafter referred to as the “Act”), and may not be sold unless registered pursuant to the Act or in accordance with the terms of Rule 144. Upon completion of one full year of service, the Consultant shall maintain full right to all shares as described herein.

8. BENEFIT PLANS

During the Service Term, the Director shall be entitled to participate in any benefit plans that may exist or be instituted, including but not limited to health plans and other welfare benefit plans, with respect to which the Director's position and tenure make him eligible to participate. Nothing in this Section shall be construed to require the Company to maintain any particular benefit plans for its employees, Directors or consultants.

9. INDEMNIFICATION a. The Company agrees that if the Director is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Director's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Director shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation or Bylaws or

b. Resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Wyoming, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Director in connection therewith, and such indemnification shall continue as to the Director even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of the Director's heirs, executors and administrators. The Company shall advance to the Director all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Director to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

c. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Director that indemnification of the Director is proper because he has met the applicable standard of conduct, nor a determination by the

Company (including its board of directors, independent legal counsel or stockholders) that the Director has not met such applicable standard of conduct, shall create a presumption that the Director has not met the applicable standard of conduct.

11. SUSPENSION

The Company has the right to suspend all or any of the Director’s duties for such period and on such terms as it considers appropriate, including a requirement that the Director will not attend at the Company's premises, or places of operations or contact any of its customers, suppliers or staff. The Company can exercise this right at any time (including during a period of notice terminating the Director’s service) and whether or not it is in connection with a disciplinary investigation. Suspension will be on full pay and the Director’s contractual benefits will continue to be provided unless it is a sanction imposed at a disciplinary hearing (the sanction may be suspension, without pay or on reduced pay as the Company may decide).

12. TERMINATION

The Director is entitled to 30 days notice in writing of termination of service and to an additional week's notice for each year of service up to a maximum of 8 weeks' notice in writing.

The above is subject to the Company's right to terminate the Director’s services at any time without notice:

(a)	for any act of serious misconduct or of serious incompetence; or

(b)	for repeated or other material breach by the Director of his obligations to the Company; or

(c)	if the Director is guilty of any conduct which seriously prejudices or is likely seriously to prejudice the Company; or

(d) if the Director is convicted of any criminal offence.

The Director is required to give the Company not less than 30 days notice in writing to terminate his service.

On termination of the Director’s service the Director must immediately return to the Company, in accordance with any instructions, which may be given to the Director, all items of property belonging to the Company in his possession or under his control. The Director must, if so required by the Company, confirm in writing that the Director has complied with his obligations under this provision.

13. AGREEMENT TO MAKE DEDUCTION/WITHHOLD PAYMENT

At any time during the Director’s service, or on its termination (however arising), the Company shall be entitled to deduct from any payments due to the Director in respect of the Director’s service any monies due from the Director to the Company. If at any time the Director is requested to return to the Company property belonging to it and the Director fails to do so the Company shall, without prejudice to any other remedy, be entitled to withhold any monies due to the Director from the Company.

14. SECURITY

Confidentiality: Except in the proper performance of the Director’s duties, the Director will not either during the Director’s service or at any time afterwards in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or Company, or other entity, or utilize for his own benefit, in any manner whatsoever, any trade secrets or any information of any kind, nature of description concerning any matters affecting or relating to the business of the Company including, but not limited to, the names of any of the Company's agents or any other information concerning the business of the Company or its manner of operation without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important, except with the express written consent of the Company. The Director will use his best endeavors to prevent the disclosure of, any information of a confidential nature concerning the business of the Company or of any customer, supplier or other person having dealings with the Company and which comes to his knowledge during the course of his service. Provided however, the foregoing shall not apply in the event the Director is required, by court order or is otherwise required by law or by a governmental agency, to disclose information concerning business.

Property of Company: All tangible, confidential information and other documentation, either directly or indirectly, coming into the Director’s possession of in the course of the Director service, shall remain the property of the Company and shall be returned to the Company.

Company and Director Stipulate: The Company and Director hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effectiveness and successful conduct of the business of the Company and its goodwill, and that any breach of the terms of this section is a breach of this Agreement.

Non-interference The Director will not at any time, in any fashion, form or manner, either directly or indirectly, for himself or on behalf of any other person, persons, firm, partnership, entity, company, or business, call upon any customer, employee or Director of the Company for the purpose of soliciting a business or promotional relationship with respect to any customer, employee or Consultant.

15. INVALID PROVISION

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

16. MODIFICATION

No change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

17. ARBITRATION

If a dispute arises from or relates to this Agreement or the breach thereof or otherwise from the relationship of the parties or its termination and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by an agreed upon arbitration association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

18. NOTICES

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Director at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 18. Notices shall be deemed given when delivered.

19. APPLICABLE LAW, BINDING EFFECT, AND ASSIGNABILITY

This Agreement shall be governed by and interpreted under the laws of the State of Wyoming, United States and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. This Agreement is assignable by the Company with the written consent of the Director but is not assignable by the Director.

20. REPRESENTATIONS AND WARRANTIES

The Director represents and warrants to the Company that;

(a) the Director is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and; (b) the Director is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

21. MISCELLANEOUS

(a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof; (b) This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof; (c) A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition; (d) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed the Agreement on the date set forth above.

The Company:

/s/ G. Armstrong On Behalf of the Board

Geoffrey Armstrong, President and Sole Director Element92 Resources Corp.

Director

/s/ D.S. Mckinney Daniel S Mckinney